UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2015

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, the Board of Directors (the “Board”) of Enstar Group Limited (the “Company”) made two new director appointments to fill existing vacancies on the Board. Both appointments were recommended to the Board by the Company’s Nominating and Governance Committee, which is comprised entirely of independent directors.

Poul A. Winslow

Poul A. Winslow was appointed as a Class III director effective immediately as of September 29, 2015. Mr. Winslow, age 49, has served as the Head of Thematic Investments and External Portfolio Management of Canada Pension Plan Investment Board (“CPPIB”) since 2009. Prior to joining CPPIB, Mr. Winslow had several senior management and investment roles at Nordea Investment Management in Denmark, Sweden and the USA. He also served as the Chief Investment Officer for Andra AP-Fonden (AP2) in Sweden.

The Board of Directors has determined that Mr. Winslow is independent as defined by Nasdaq Marketplace Rule 5605(a)(2). He has been appointed to the Compensation Committee and the Investment Committee.

Mr. Winslow was designated by CPPIB pursuant to the Shareholder Rights Agreement, dated June 3, 2015, between the Company and CPPIB (the “Shareholder Rights Agreement”), which provides CPPIB with the right to designate one director representative. The Shareholder Rights Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 3, 2015 and is incorporated herein by reference.

Hans-Peter Gerhardt

Hans-Peter Gerhardt was appointed as a Class III director effective as of October 1, 2015. Mr. Gerhardt, age 60, has served continuously in the reinsurance industry since 1981. He is a co-founder and former Chief Executive Officer of PARIS RE Holdings Limited, serving in that position from the company’s formation in 2006 through its sale to PartnerRe Ltd. in December 2009. He previously served as the Chief Executive Officer of AXA Re (the predecessor to PARIS RE) from 2003 to 2006, and also served as Chairman of AXA Liabilities Managers, a run-off operation, during that time.

The Board of Directors has determined that Mr. Gerhardt is independent as defined by Nasdaq Marketplace Rule 5605(a)(2). He has been appointed to serve as Chairman of the Underwriting and Risk Committee, a committee formed by the Board in May 2015.

Related Matters

As non-employee directors, Messrs. Winslow and Gerhardt will be eligible to participate in Enstar’s Deferred Compensation and Ordinary Share Plan for Non-Employee Directors, which is described in the Company’s Proxy Statement (filed with the U.S. Securities and Exchange Commission on March 26, 2015) under the heading, “Director Compensation — Deferred Compensation Plan.”

Messrs. Winslow and Gerhardt have entered into indemnification agreements with the Company, which include the same terms as the indemnification agreements executed with each of Enstar’s other current directors. These terms are described in the Proxy Statement under the heading, “Certain Relationships and Related Transactions — Indemnification of Directors and Officers; Directors Indemnity Agreements.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: October 2, 2015	By:	/s/ Paul J. O’Shea
Paul J. O’Shea
Executive Vice President and Jt. Chief Operating Officer

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